Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698; 333-105355; 333-116393; 333-123531; 333-124711; 333-135977; 333-143377; 333-145805; 333-157661; 333-160819 and 333-165035) of Applied Materials, Inc. of our reports dated December 10, 2010, with respect to the consolidated balance sheets of the Company as of October 31, 2010 and October 25, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2010, which reports appear in the October 31, 2010 annual report on Form 10-K of Applied Materials, Inc.
Our report dated December 10, 2010 refers to an accounting change upon adoption of Accounting Standards Topic 805, Business Combinations, during the year ended October 31, 2010.
/s/ KPMG LLP
KPMG LLP
Mountain View, California
December 10, 2010